UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2013 (July 10, 2013)

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway

Overland Park, Kansas 66251

(Address of Principal Executive Offices, Including Zip Code)

(800) 829-0965

(Registrant’s Telephone Number, Including Area Code)

Starburst II, Inc.

11501 Outlook Street, 4th Floor

Overland Park, Kansas 66211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Sprint Corporation (formerly Starburst II, Inc.), a Delaware corporation (“New Sprint” or the “Company”) and an indirect subsidiary of SoftBank Corp., a Japanese kabushiki kaisha (“SoftBank”), is providing the disclosure contained in this Current Report on Form 8-K in connection with the July 10, 2013 closing of the Merger (as defined in Item 2.01 to this Current Report on Form 8-K), under the following items of Form 8-K: Item 1.01, Item 1.02, Item 2.01, Item 3.01, Item 3.03, Item 4.01, Item 5.01, Item 5.02, Item 5.03, Item 5.05, Item 5.07, Item 8.01 and Item 9.01.

Item 1.01 Entry Into a Material Definitive Agreement.

Indemnification Agreements

On July 10, 2013, the board of directors of Sprint Corporation approved the forms of indemnification agreements (the “Indemnification Agreements”) to be entered into on or after the effective time of the Merger (as defined in Item 2.01 to this Current Report on Form 8-K) between New Sprint and its directors and certain officers. The Indemnification Agreements require the Company, under the circumstances and to the extent provided for therein, to indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits, proceedings and other actions by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its subsidiaries or other affiliated enterprises. The rights of each person who is a party to an Indemnification Agreement are in addition to any other rights such person may have under the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, any other agreement, a vote of the stockholders of the Company, a resolution of directors of the Company or otherwise. Effective as of July 10, 2013, the Company entered into Indemnification Agreements with each of Masayoshi Son, Ronald D. Fisher, Daniel R. Hesse, Michael G. Mullen, Robert R. Bennett, Gordon M. Bethune and Frank Ianna. The foregoing is only a brief description of the Indemnification Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Indemnification Agreements which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Employment Agreements

On July 10, 2013, in connection with the completion of the Merger, New Sprint assumed the obligations of Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”) under certain employment agreements, including employment agreements with Mr. Hesse, Joseph J. Euteneuer, Steven L. Elfman and Robert L. Johnson.

Item 1.02 Termination of a Material Definitive Agreement.

On July 10, 2013, pursuant to the terms of the Bond Purchase Agreement between Sprint Nextel and New Sprint dated as of October 15, 2012 and amended as of June 10, 2013 (as amended, the “Bond Purchase Agreement”) and in connection with the consummation of the Merger, New Sprint converted the $3.1 billion Sprint Nextel bond issued thereunder (the “Bond”) at a rate of 190.476190322581 shares of Sprint Nextel Common Stock for each $1,000 of principal of the Bond, subject to certain adjustments, with cash paid in lieu of any fractional shares. Following the conversion of the Bond, the Bond Purchase Agreement, upon consummation of the Merger, was automatically terminated pursuant to its terms.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 10, 2013, New Sprint, SoftBank and Sprint Nextel completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of October 15, 2012, as amended as of November 29, 2012, April 12, 2013 and June 10, 2013 (as amended, the “Merger Agreement”), by and among New Sprint, Sprint Nextel, SoftBank, Starburst I, Inc., a Delaware corporation and a direct wholly owned subsidiary of SoftBank (“HoldCo”) and Starburst III, Inc., a Kansas corporation and a direct wholly owned subsidiary of New Sprint (“Merger Sub”). In the Merger, Merger Sub was merged into Sprint Nextel, New Sprint became the parent company of Sprint Nextel, with Sprint Nextel becoming its direct wholly owned subsidiary, and Sprint Nextel changed its name to “Sprint Communications, Inc.”

Pursuant to the terms of the Merger Agreement, each share of Sprint Nextel Series 1 common stock, par value $2.00 per share (the “Sprint Nextel Common Stock”) outstanding immediately prior to the effective time of the Merger was canceled and (with the exception of shares held by HoldCo, Merger Sub, or any other wholly owned subsidiary of HoldCo or held by Sprint Nextel or any of its wholly owned subsidiaries and treasury shares held by Sprint Nextel) automatically converted into the right to receive, as a result of the elections made by Sprint Nextel stockholders and the applicable proration and allocation rules contained in the Merger Agreement, (a) for stockholders that elected to receive shares of New Sprint as merger consideration, one share of New Sprint common stock (the “New Sprint Common Stock”), and (b) for stockholders that elected to receive cash or that made no election, the right to receive a combination of (i) $5.647658 in cash without interest and (ii) 0.261744048 shares of New Sprint Common Stock. Upon the consummation of the Merger, former Sprint Nextel stockholders collectively became entitled to receive a total of approximately 850,899,628 shares of New Sprint Common Stock (excluding the effect of dissenting shares and fractional shares cashed out pursuant to the Merger Agreement), and HoldCo’s shares of Class B Common Stock, par value $0.01 per share of Starburst II, Inc. were automatically reclassified pursuant to the terms of New Sprint’s Amended and Restated Certificate of Incorporation in effect as of the closing date of the Merger (the “Amended and Restated Certificate of Incorporation”) in consideration for the aggregate amount of $21.64 billion contributed by it to New Sprint ($3.1 billion of which was contributed to acquire the Bond issued under the Bond Purchase Agreement), with the result that HoldCo holds a total of 3,076,525,523 shares of New Sprint Common Stock, and SoftBank obtained indirect beneficial ownership of approximately 78% of the fully diluted shares of New Sprint (excluding shares of New Sprint Common Stock issuable upon exercise of the Warrant, as defined below). To the extent that any Sprint Nextel stockholders seek appraisal of their Sprint Nextel Common Stock, such dissenting stockholders who perfect their dissenters’ rights will not receive the combination of cash and shares of New Sprint Common Stock to which they would otherwise be entitled, and will instead have the right to receive the fair value of their shares as determined under Kansas law, which could be more than, the same as, or less than the value of the merger consideration they would have received had they not sought appraisal with respect to their Sprint Nextel Common Stock in the Merger.

Pursuant to the Merger Agreement, concurrent with the consummation of the Merger, New Sprint issued to HoldCo a warrant (the “Warrant”) to purchase up to 54,579,924 fully paid and nonassessable shares of New Sprint Common Stock (subject to anti-dilution adjustments), at an exercise price of $5.25 per share (subject to anti-dilution adjustments). The Warrant is exercisable at HoldCo’s option, in whole or in part, at any time, until July 10, 2018. The aggregate purchase price of the Warrant may be paid by either cash or, at HoldCo’s option, through a customary cashless exercise process.

New Sprint Common Stock will be listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol, “S.” Sprint Corporation has been advised by the NYSE that it is expected that New Sprint Common Stock will continue to trade on the NYSE’s “when-issued” market on July 11, 2013 and regular trading under the ticker symbol “S” will commence on Friday, July 12, 2013. New Sprint stockholders should contact their brokers for instructions on trading in the NYSE’s “when-issued” market.

The foregoing is only a brief description of the Merger, the Bond Purchase Agreement and the Warrant, does not purport to be complete and is qualified in its entirety by reference to (i) the Merger Agreement, a copy of which is filed as Exhibits 2.1, 2.2, 2.3 and 2.4 to this Current Report on Form 8-K and incorporated by reference herein, (ii) the description of the Merger Agreement included under the heading “The Merger Agreement” beginning on page 136 of New Sprint’s definitive proxy statement-prospectus filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2013, (the “Proxy Statement-Prospectus”), as supplemented beginning on page S-66 by the supplement to the Proxy Statement-Prospectus filed with the Commission on June 13, 2013 (the “Supplement”), (iii) the Bond Purchase Agreement, a copy of which is filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated by reference herein, (iv) the description of the Bond Purchase Agreement included under the heading “The Bond Purchase Agreement” beginning on page 156 of the Proxy Statement-Prospectus and beginning on page S-71 of the Supplement, (v) the Warrant, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference herein, and (vi) the description of the Warrant included under the heading “The Warrant Agreement” beginning on page 161 of the Proxy Statement-Prospectus.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 10, 2013, in connection with the Merger, Sprint Nextel notified the NYSE that the Merger had been completed and requested that trading of Sprint Nextel Common Stock and the 6.875% Notes due November 15, 2028 of Sprint Capital Corporation, a wholly owned subsidiary of Sprint Nextel, which are guaranteed by Sprint Nextel (the “6.875% Notes”) be suspended prior to the market opening on July 11, 2013. The Sprint Common Stock to be delisted as referenced in this Item 3.01 and the 6.875% Notes are referred to herein as the “Sprint Nextel Securities.” In addition, on July 10, 2013, Sprint Nextel requested that the NYSE file with the Commission an application on Form 25 to delist the Sprint Nextel Securities from the NYSE and deregister the Sprint Nextel Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Sprint Nextel intends to file a certificate on Form 15 requesting that the Sprint Nextel Securities be deregistered under the Exchange Act, and that Sprint Nextel’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of New Sprint to the Exchange Act Section 12(b) registration and reporting obligations of Sprint Nextel as described under the heading, “Successor Issuer,” under Item 8.01 below).

The information set forth in Item 8.01 under the heading “Successor Issuer,” describing the succession of New Sprint to Exchange Act Section 12(b) and reporting obligations of Sprint Nextel, is incorporated herein by reference.

Item 3.03 Material Modification of Rights of Securityholders.

In connection with the completion of the Merger and pursuant to the terms of the Merger Agreement, on July 10, 2013, the New Sprint board of directors adopted an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and Amended and Restated Bylaws (the “Amended and Restated Bylaws”).

The Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on July 10, 2013 and is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Amended and Restated Bylaws of New Sprint are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

As a consequence of the adoption of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, the rights of the holders of the New Sprint Common Stock were modified. Such changes are summarized in the table filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

At the effective time of the Merger, each option to acquire Sprint Nextel Common Stock that was outstanding and unexercised immediately prior to the effective time of the Merger, whether or not vested, was converted into and became an option to purchase New Sprint Common Stock, with the number of shares of New Sprint Common Stock that became issuable upon the exercise of such options being based on the number of shares of Sprint Nextel Common Stock that could have been purchased prior to the Merger upon the exercise of such options multiplied by the “award exchange ratio” as such ratio is more fully described in the Proxy Statement-Prospectus under the heading “The SoftBank Merger—Treatment of Stock Options, Restricted Stock Units, Performance Units, Employee Stock Purchase Plan and Deferred Compensation Plan Accounts” beginning on page 128, and rounded down to the nearest whole share. The respective exercise price per share of New Sprint Common Stock is equal to the exercise price per share of Sprint Nextel Common Stock that was subject to these options, divided by the award exchange ratio and rounded up to the nearest whole cent. Restricted stock units (“RSUs”) representing the right to vest in and be issued shares of Sprint Nextel Common Stock were similarly assumed by New Sprint and after the effective time of the Merger, similarly represent the right to be issued, upon vesting, a number of shares of New Sprint Common Stock determined based on the number of Shares of Sprint Nextel Common Stock that would have been issued upon vesting multiplied by the award exchange ratio and rounded down to the nearest whole share. Performance units also were assumed by New Sprint and continue to vest on the same terms and conditions applicable to the assumed performance unit as of immediately prior to the effective time of the Merger. Performance units and RSUs that vest subject to achievement of performance objectives that relate to performance periods that were not yet completed as of the closing date of the Merger were treated as if target performance had been achieved as of the closing date but continue to be subject to the existing vesting provisions during the applicable performance period, subject to certain exceptions. Notwithstanding the assumption of the Sprint Nextel options, RSUs and performance units by New Sprint, generally, each such option, RSU or performance unit, as the case may be, remains governed by the terms of the respective Sprint Nextel equity plan and the individual option agreement or award agreement, as the case may be.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

New Sprint’s current, primary auditor is Deloitte & Touche LLP (“Deloitte”) and Sprint Nextel’s current, primary auditor is KPMG LLP (“KPMG”). In connection with the completion of the Merger, it is expected that once KPMG completes its audit work for Sprint Nextel and its subsidiaries, which audit work is currently anticipated to be completed in the fourth quarter of 2013, KPMG will be dismissed.

Item 5.01 Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors of Sprint Nextel

Pursuant to the terms of the Merger Agreement, effective as of July 10, 2013, the following members of the Sprint Nextel board of directors resigned:

Name	Committee of Sprint Nextel’s Board of Directors

Larry C. Glasscock	Audit, Executive and Finance Committees

James H. Hance, Jr.	Audit, Executive and Finance Committees

V. Janet Hill	Compensation, Executive and Nominating & Corporate Governance Committees

Sven-Christer Nilsson	Nominating & Corporate Governance Committee

William R. Nuti	Compensation and Finance Committees

Rodney O’Neal	Compensation and Nominating & Corporate Governance Committees

In addition, effective as of the closing of the Merger, the other members of the Sprint Nextel board of directors, Messrs. Hesse, Bennett, Bethune and Ianna also resigned, and, effective as of the same time, were appointed to the New Sprint board of directors, as set forth under the heading “Election of New Directors of New Sprint” below.

There were no disagreements between such resigning Sprint Nextel directors with Sprint Nextel relating to Sprint Nextel’s operations, policies or practices.

Resignation of Director and Officer of New Sprint

In connection with the completion of the Merger, effective as of July 10, 2013, Steven R. Murray resigned as director, Secretary and Treasurer of New Sprint. There were no disagreements between Mr. Murray and New Sprint relating to New Sprint’s operations, policies or practices. In addition, in connection with the completion of the Merger, Ronald D. Fisher was succeeded by Daniel R. Hesse as the President of New Sprint. With such succession, Mr. Fisher is no longer an officer of New Sprint.

Appointment of Certain Officers of New Sprint

In connection with the completion of the Merger, effective as of July 10, 2013, each of the named executive officers and the principal accounting officer of Sprint Nextel, except Mr. Hesse who will continue to serve as President, ceased to hold their respective positions with Sprint Nextel. At the effective time of the Merger, the following individuals were appointed as executive officers of New Sprint:

Name	Offices Held with Sprint Nextel Prior to Merger	New Sprint Offices Appointed to on Completion of the Merger	Annual Target Compensation with New Sprint on Completion of the Merger
Daniel R. Hesse	President and Chief Executive Officer (principal executive officer)	President and Chief Executive Officer (principal executive officer)	$15,600,000
Joseph J. Euteneuer	Chief Financial Officer (principal financial officer)	Chief Financial Officer (principal financial officer)	$5,282,500
Steven L. Elfman	President, Network Operations and Wholesale	President, Network Operations and Wholesale	$4,712,500
Robert L. Johnson	Chief Service and Information Technology Officer	Chief Service and Information Technology Officer	$2,720,000

In addition, effective as of July 10, 2013, Ryan H. Siurek, who served as the Vice President, Controller and principal accounting officer of Sprint Nextel, was appointed as Vice President, Controller and principal accounting officer of New Sprint. The following is a brief biographical summary for each of Messrs. Hesse, Euteneuer, Elfman, Johnson, and Siurek as of July 10, 2013:

Daniel R. Hesse, age 59. Served as the President and Chief Executive Officer of Sprint Nextel from December 2007 to July 2013. Prior to that, Mr. Hesse was Chairman, President, and Chief Executive Officer of Embarq Corporation. He served as Chief Executive Officer of Sprint Nextel’s Local Telecommunications Division from June 2005 until the Embarq spin-off in May 2006. Before that, Mr. Hesse served as Chairman, President and Chief Executive Officer of Terabeam Corp., a wireless telecommunications service provider and technology company, from 2000-2004. Prior to serving at Terabeam Corp., Mr. Hesse spent 23 years at AT&T during which he held various senior management positions, including President and Chief Executive Officer of AT&T Wireless Services. He serves on the board of directors of the National Board of Governors of the Boys and Girls Clubs of America and the University of Notre Dame Mendoza School of Business. He previously served on the boards of directors of Clearwire Corporation, Nokia Corporation and VF Corporation.

Joseph J. Euteneuer, age 57. Served as Chief Financial Officer of Sprint Nextel from April 2011 to July 2013. Mr. Euteneuer served as Executive Vice President and Chief Financial Officer of Qwest, a wireline telecom company, from September 12, 2008 until April 2011. Previously, Mr. Euteneuer served as Executive Vice President and Chief Financial Officer of XM Satellite Radio Holdings Inc., a satellite radio provider, from 2002 until September 2008 after it merged with SIRIUS Satellite Radio, Inc. Prior to joining XM, Mr. Euteneuer held various management positions at Comcast Corporation and its subsidiary, Broadnet Europe.

Steven L. Elfman, age 58. Served as President—Network Operations and Wholesale of Sprint Nextel from May 2008 to July 2013. He served as President and Chief Operating Officer of Motricity, a mobile data technology company, from January 2008 to May 2008 and as Executive Vice President of Infospace Mobile (currently Motricity) from July 2003 to December 2007. He was an independent consultant working with Accenture Ltd., a consulting company, from May 2003 to July 2003. He served as Executive Vice President of Operations of Terabeam Corporation, a Seattle-based communications company, from May 2000 to May 2003, and he served as Chief Information Officer of AT&T Wireless from June 1997 to May 2000.

Robert L. Johnson, age 55. Served as Chief Service Officer of Sprint Nextel since October 2007 and his role was expanded to Chief Service and Information Technology Officer in August 2011. He served as President—Northeast Region from September 2006 to October 2007. He served as Senior Vice President—Consumer Sales, Service and Repair from August 2005 to August 2006. He served as Senior Vice President—National Field Operations of Nextel from February 2002 to July 2005.

Ryan H. Siurek, age 41. Served as Vice President, Controller of Sprint Nextel from November 2009 to July 2013. He served as Vice President and Assistant Controller from January 2009 to November 2009. Prior to joining Sprint Nextel, he worked for LyondellBasell Industries, a global chemical manufacturing company, from January 2004 through January 2009, where he held various executive level finance and accounting positions in the United States and Europe, including Controller—European Operations.

In addition, in connection with the closing of the Merger, on July 10, 2013, New Sprint adopted and assumed the 2007 Omnibus Incentive Plan and the Employee Stock Purchase Plan of Sprint Nextel. The newly appointed New Sprint officers (and with respect to the 2007 Omnibus Incentive Plan, certain directors) will be entitled to participate in such plans. A description of such plans are incorporated by reference to the disclosures under Item 12, under the heading “Compensation Plan Information” in Sprint Nextel’s 2012 Annual Report on Form 10-K, filed with the Commission on February 28, 2013 and under the heading, “Proposal 3. Approval of the Amendment to the 1988 Employees Stock Purchase Plan” in Sprint Nextel’s 2009 Proxy Statement on Schedule 14A filed with the Commission on March 30, 2009, respectively.

Election of New Directors of New Sprint

Effective as of July 10, 2013, the New Sprint board of directors consists of seven directors. Other than Ronald D. Fisher, who has served as a director of New Sprint since its formation in October 2012, the individuals identified in the table below were appointed as directors of New Sprint effective as of the closing of the Merger. In addition, assignments to the committees of the board of directors of New Sprint for each of the directors are set forth in the table below. There are no family relationships among any of New Sprint’s directors or executive officers.

New Sprint Board Committee Assignment
	Board Committees			Non-Board Committees
Name of New Sprint Director	Audit Committee	Compensation Committee	Finance Committee	Security Committee

Masayoshi Son (Chairman)	–	–	☑	–

Ronald D. Fisher (Vice Chairman)	–	☑	☑ (chair)	–

Daniel R. Hesse	–	–	–	–

Michael G. Mullen (Security Director)	–	☑	–	☑ (chair)

Robert R. Bennett	☑ (chair)	–	☑	–

Gordon M. Bethune	☑	☑ (chair)	–	–

Frank Ianna	☑	–	–	–

The members of the New Sprint Nominating and Corporate Governance Committee have not yet been determined.

The New Sprint board of directors has determined that each of Messrs. Mullen, Bennett, Bethune and Ianna are independent within the meaning of the rules of the NYSE.

On July 10, 2013, New Sprint established the following compensation program for members of its board of directors, other than those directors that are affiliated with SoftBank, as follows:

Compensatory Item	Annual Director Compensation

Annual Cash Retainer – Board Member	$80,000

Annual Cash Retainer – Security Director	$155,000

Annual Cash Retainer – Audit Committee Chairman	$20,000

Annual Cash Retainer – Compensation Committee Chairman	$15,000

Annual Cash Retainer – Any Special Committee Chairman	$10,000

Board and Committee Meeting Fees	$2,000 per Meeting ($1,000 per Telephonic Meeting)

Annual Grant of Restricted Stock Units	$110,000

Director Legacy Program	Matching Charitable Contributions (capped)

Other	Telecommunications Services and Products

Stock Ownership Guidelines	Must hold equity or equity rights equal to at least three times the annual board retainer amount for directors other than the Security Director (i.e., $240,000 while the current $80,000 retainer is in place); providing that to the extent any Director has not met this minimum ownership level, each such Director is expected to retain at least half of his or her shares or share equivalents awarded by the Corporation. The Board retains flexibility to grant exceptions to the guidelines based on its consideration of individual circumstances.

Mr. Son does not receive a cash retainer for his service on the New Sprint board of directors. Mr. Fisher’s compensation for serving as a member of the New Sprint board of directors has not yet been determined. Effective as of July 10, 2013, each member of the New Sprint board of directors executed an Indemnification Agreement and New Sprint assumed the Sprint Nextel employment agreements of each of Messrs. Hesse, Euteneuer, Elfman and Johnson, each as described under Item 1.01 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is incorporated herein by reference.

The Amended and Restated Certificate of Incorporation, among other things, provides for New Sprint’s name change from Starburst II, Inc. to Sprint Corporation, and the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide for required approvals by members of the board of directors to approve certain actions, restrictions on conduct of competing businesses by SoftBank and its subsidiaries, allocation of corporate opportunities between New Sprint and SoftBank (including, with respect to both of them, their subsidiaries), as well as other differences from the charter documents of Sprint Nextel, which are summarized in the table filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.05 Amendments to the Registrant’s Code of Ethics.

On July 10, 2013, New Sprint’s board of directors adopted a Code of Conduct that applies to the directors, officers and employees of New Sprint. The Code of Conduct is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 10, 2013, prior to the closing of the Merger, HoldCo, New Sprint’s sole stockholder (prior to the completion of the Merger) approved, by unanimous written consent, certain matters contemplated by the Merger Agreement in connection with the Merger. In particular, among other actions, HoldCo approved the issuance by New Sprint of shares in connection with the Merger; adopted and approved New Sprint’s Amended and Restated Certificate of Incorporation; approved the appointment by New Sprint of Messrs. Son, Hesse, Mullen, Bennett, Bethune and Ianna to the New Sprint board of directors; approved the adoption by New Sprint of the Corporate Governance Guidelines; approved the adoption by New Sprint of the charters for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee; approved the appointment by New Sprint of members and chairs of the committees of New Sprint’s board of directors (except for the Nominating and Corporate Governance Committee); approved the adoption of a Code of Conduct; approved the appointment of certain officers of New Sprint; approved New Sprint’s designations and approval of exempt transactions under Section 16 of the Exchange Act; approved New Sprint’s assumption of the 2007 Omnibus Incentive Plan and the Employee Stock Purchase Plan and certain executive employment agreements of Sprint; approved New Sprint’s creation of a Government Security Committee and approved New Sprint’s appointment of Michael G. Mullen (New Sprint’s Security Director) and other officers to that committee; and approved New Sprint’s Procedures for Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters.

Item 8.01 Other Events.

Successor Issuer

In connection with the Merger and by operation of Rule 12g-3(a) promulgated under the Exchange Act, New Sprint is the successor issuer to Sprint Nextel and has succeeded to the attributes of Sprint Nextel as the registrant, including Sprint Nextel’s Commission file number. New Sprint’s Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and New Sprint is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the Commission using Sprint Nextel’s Commission file number (001-04721). New Sprint hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

Description of Common Stock of Sprint Corporation

New Sprint’s authorized capital stock will consist of 9,000,000,000 shares of New Sprint Common Stock, par value $0.01 per share, 1,000,000,000 shares of non-voting common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Holders of New Sprint Common Stock will be entitled to one vote per share on all matters requiring stockholder action, including, but not limited to, the election of directors. Holders of New Sprint Common Stock will not be entitled to cumulate their votes for the election of directors.

Holders of New Sprint Common Stock will not be entitled to receive dividends except if declared by the board of directors of New Sprint and will not be entitled to a liquidation preference in respect of their shares of New Sprint Common Stock. Upon liquidation, dissolution or winding up of New Sprint, the holders of New Sprint Common Stock will be entitled to receive pro rata all assets remaining for distribution to stockholders after the payment of all liabilities of New Sprint and of all preferential amounts to which any class of preferred or non-voting common stock may be entitled. With respect to any such non-voting common stock, such stock will include a conversion right upon liquidation, dissolution or winding up of New Sprint, into shares of New Sprint Common Stock (on a one-for-one basis), immediately prior to any distribution of assets to holders of New Sprint Common Stock or any record date established to determine the holders of capital stock entitled to receive such distribution of assets, such that holders of shares of non-voting common stock will automatically have such non-voting common stock convert to New Sprint Common Stock ahead of any pro rata distribution of assets to holders of New Sprint Common Stock, as described above.

Holders of New Sprint Common Stock will have no preemptive or subscription rights, and will have no rights to convert their New Sprint Common Stock into any other securities. New Sprint Common Stock will not be subject to call or redemption rights, except with respect to non-U.S. holders in certain circumstances.

The Amended and Restated Certificate of Incorporation authorizes the New Sprint board of directors to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences or any wholly unissued class or series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them. The issuance of preferred stock may have the effect of diluting the earnings per share and book value per share of outstanding shares of New Sprint Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of New Sprint. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of New Sprint Common Stock, including the loss of voting control to others. The Delaware General Corporation Law (the “DGCL”) prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e., a stockholder owning 15% or more of the corporation’s voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions. New Sprint has not opted out of Section 203 of the DGCL in the Amended and Restated Certificate of Incorporation and is governed by the terms of this provision of the DGCL.

New Sprint’s Common Stock will be listed on the NYSE and will trade under the symbol “S”.

The rights of holders of New Sprint’s Common Stock are further described in the table filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing is only a brief description of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Section 16 Reporting

As previously disclosed, at the effective time of the Merger, each share of Sprint Nextel Common Stock was canceled and automatically converted into and the right to receive cash or shares of New Sprint Common Stock as described under Item 2.01 to this Current Report on Form 8-K. As a result, each director and officer (for purposes of Section 16 of the Exchange Act) of Sprint Nextel is required to file a Form 4 evidencing the disposition of shares of Sprint Nextel Common Stock, a Form 3 evidencing his or her status as a new director or officer of New Sprint and a Form 4 evidencing his or her acquisition of New Sprint Common Stock. No shares were sold into or purchased from the market in connection with the dispositions and acquisitions reflected on these Form 4s.

Press Release Announcing Merger

On July 10, 2013, New Sprint issued a press release announcing the closing of the Merger. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of the predecessor and of the business acquired

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K are not being filed herewith. The financial statements required by Item 9.01(a) of this Current Report on Form 8-K, with respect to the Merger described in Item 2.01 herein and the completion of the acquisition of Clearwire Corporation (“Clearwire”) as reported by Sprint Nextel on July 9, 2013 (the “Clearwire Acquisition”), will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro forma financial information

The pro forma financial statements required by Item 9.01(b) of this Current Report on Form 8-K are not being filed herewith. The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K, with respect to the Merger described in Item 2.01 herein and the Clearwire Acquisition, will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 15, 2012, by and among Sprint Nextel Corporation, SoftBank Corp., Starburst I, Inc., Sprint Corporation (then known as “Starburst II, Inc.”) and Starburst III, Inc. (included as part of Annex A beginning on page Annex A-1 to the Proxy Statement-Prospectus of Sprint Corporation filed May 1, 2013 and incorporated herein by reference) (File No. 333-186448)

2.2	First Amendment to Agreement and Plan of Merger, dated as of October 15, 2012, entered into as of November 29, 2012, by and among Sprint Nextel Corporation, SoftBank Corp., Starburst I, Inc., Sprint Corporation (then known as “Starburst II, Inc.”) and Starburst III, Inc. (included as part of Annex A beginning on page Annex A-132 to the Proxy Statement-Prospectus of Sprint Corporation filed May 1, 2013 and incorporated herein by reference) (File No. 333-186448)

2.3	Second Amendment to Agreement and Plan of Merger, dated as of October 15, 2012, entered into as of April 12, 2013, by and among Sprint Nextel Corporation, SoftBank Corp., Starburst I, Inc., Sprint Corporation (then known as “Starburst II, Inc.”) and Starburst III, Inc. (included as part of Annex A beginning on page Annex A-134 to the Proxy Statement-Prospectus of Sprint Corporation filed May 1, 2013 and incorporated herein by reference) (File No. 333-186448)

2.4	Third Amendment to Agreement and Plan of Merger, dated as of October 15, 2012, entered into as of June 10, 2013, by and among Sprint Nextel Corporation, SoftBank Corp., Starburst I, Inc., Sprint Corporation (then known as “Starburst II, Inc.”) and Starburst III, Inc. (incorporated herein by reference to Exhibit 2.1 of Sprint Corporation’s Current Report on Form 8-K filed June 11, 2013) (File No. 333-186448)

3.1*	Amended and Restated Certificate of Incorporation of Sprint Corporation

3.2*	Amended and Restated Bylaws of Sprint Corporation

10.1*	Form of Indemnification Agreement to be entered into by and between Sprint Corporation and certain of its directors

10.2*	Form of Indemnification Agreement to be entered into by and between Sprint Corporation and certain of its officers

10.3*	Form of Indemnification Agreement to be entered into by and between Sprint Corporation and certain individuals who serve as both a director and officer of Sprint Corporation

10.4	Bond Purchase Agreement, dated as of October 15, 2012, by and between Sprint Nextel Corporation and Sprint Corporation (then known as “Starburst II, Inc.”) (incorporated by reference to Exhibit 10.1 of Sprint Corporation’s Registration Statement on Form S-4 filed February 4, 2013) (File No. 333-186448)

10.5	First Amendment to Bond Purchase Agreement, dated as of October 15, 2012, entered into as of June 10, 2013, by and between Sprint Nextel Corporation and Sprint Corporation (then known as “Starburst II, Inc.”) (incorporated herein by reference to Exhibit 10.1 of Sprint Corporation’s Current Report on Form 8-K filed June 11, 2013) (File No. 333-186448)

10.6*	Warrant Agreement for Sprint Corporation Common Stock, dated as of July 10, 2013

14.1*	Code of Conduct of Sprint Corporation

99.1*	Comparison of Rights of Holders of Sprint Nextel Common Stock and New Sprint Common Stock

99.2*	Press Release dated July 10, 2013

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2013	Sprint Corporation

	By:	/s/ Charles R. Wunsch
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 15, 2012, by and among Sprint Nextel Corporation, SoftBank Corp., Starburst I, Inc., Sprint Corporation (then known as “Starburst II, Inc.”) and Starburst III, Inc. (included as part of Annex A beginning on page Annex A-1 to the Proxy Statement-Prospectus of Sprint Corporation filed May 1, 2013 and incorporated herein by reference) (File No. 333-186448)

2.2	First Amendment to Agreement and Plan of Merger, dated as of October 15, 2012, entered into as of November 29, 2012, by and among Sprint Nextel Corporation, SoftBank Corp., Starburst I, Inc., Sprint Corporation (then known as “Starburst II, Inc.”) and Starburst III, Inc. (included as part of Annex A beginning on page Annex A-132 to the Proxy Statement-Prospectus of Sprint Corporation filed May 1, 2013 and incorporated herein by reference) (File No. 333-186448)

2.3	Second Amendment to Agreement and Plan of Merger, dated as of October 15, 2012, entered into as of April 12, 2013, by and among Sprint Nextel Corporation, SoftBank Corp., Starburst I, Inc., Sprint Corporation (then known as “Starburst II, Inc.”) and Starburst III, Inc. (included as part of Annex A beginning on page Annex A-134 to the Proxy Statement-Prospectus of Sprint Corporation filed May 1, 2013 and incorporated herein by reference) (File No. 333-186448)

2.4	Third Amendment to Agreement and Plan of Merger, dated as of October 15, 2012, entered into as of June 10, 2013, by and among Sprint Nextel Corporation, SoftBank Corp., Starburst I, Inc., Sprint Corporation (then known as “Starburst II, Inc.”) and Starburst III, Inc. (incorporated herein by reference to Exhibit 2.1 of Sprint Corporation’s Current Report on Form 8-K filed June 11, 2013) (File No. 333-186448)

3.1*	Amended and Restated Certificate of Incorporation of Sprint Corporation

3.2*	Amended and Restated Bylaws of Sprint Corporation

10.1*	Form of Indemnification Agreement to be entered into by and between Sprint Corporation and certain of its directors

10.2*	Form of Indemnification Agreement to be entered into by and between Sprint Corporation and certain of its officers

10.3*	Form of Indemnification Agreement to be entered into by and between Sprint Corporation and certain individuals who serve as both a director and officer of Sprint Corporation

10.4	Bond Purchase Agreement, dated as of October 15, 2012, by and between Sprint Nextel Corporation and Sprint Corporation (then known as “Starburst II, Inc.”) (incorporated by reference to Exhibit 10.1 of Sprint Corporation’s Registration Statement on Form S-4 filed February 4, 2013) (File No. 333-186448)

10.5	First Amendment to Bond Purchase Agreement, dated as of October 15, 2012, entered into as of June 10, 2013, by and between Sprint Nextel Corporation and Sprint Corporation (then known as “Starburst II, Inc.”) (incorporated herein by reference to Exhibit 10.1 of Sprint Corporation’s Current Report on Form 8-K filed June 11, 2013) (File No. 333-186448)

10.6*	Warrant Agreement for Sprint Corporation Common Stock, dated as of July 10, 2013

14.1*	Code of Conduct of Sprint Corporation

99.1*	Comparison of Rights of Holders of Sprint Nextel Common Stock and New Sprint Common Stock

99.2*	Press Release dated July 10, 2013

*	Filed herewith